Exhibit 99.1

NEWS RELEASE

bluebird bio Reports Rapid Transfusion Independence in Beta-Thalassemia Major Patients Treated with its LentiGlobin Product Candidate

First two patients in the HGB-205 Study achieved transfusion independence within two weeks of an autologous transplant with bluebird’s lentiviral gene therapy

CAMBRIDGE, MA, June 14, 2014 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases, today released initial positive clinical data from its HGB-205 clinical study of its LentiGlobin BB305 product candidate in beta-thalassemia major subjects at the 19th Annual Congress of the European Hematology Association (EHA) in Milan, Italy.

“We are gratified that the improvements we introduced into the BB305 lentiviral vector design and manufacturing process appear to have translated into clinical results that we believe support the potential for our LentiGlobin BB305 gene therapy to transform the lives of patients with beta-thalassemia major,” stated David Davidson, M.D., bluebird bio’s Chief Medical Officer. “We are encouraged by the early and high-level production of corrected betaAT87Q-globin and the rapid onset of transfusion independence in these initial subjects, as well as the absence of any gene therapy related adverse events. We look forward to providing additional data from this study and our ongoing multi-center Northstar Study later this year.”

The principal investigator of the HGB-205 Study, Marina Cavazzana, M.D delivered an oral presentation at the EHA Congress entitled “Improving gene therapy for beta-thalassemia major: initial results from Study HGB-205” on June 14, 2014 at 04:15 pm CET (10:15 am EDT). The presentation included data from the prior LG001 Clinical Study and the ongoing HGB-205 Study.

Summary of the clinical data presented at EHA were:

LG001 Clinical Study

•	Clinical update provided on two subjects treated in the prior LG001 Study (subjects 3 and 4) using the prior lentiviral HPV569 product candidate

•	Subject 3 remains blood transfusion independent 72 months after being transplanted with the lentiviral HPV569 product candidate

•	Subjects 3 and 4 are producing 2.7 g/dL and 0.4 g/dL of therapeutic betaA-T87Q-globin post-transplant, respectively

•	No drug product related adverse events were reported in the LG001 Study.

HGB-205 Clinical Study

•	Clinical data were presented on two subjects (subjects 1 and 2), both with beta-thalassemia major and the Beta E/Beta 0 genotype who were treated using the new lentiviral vector BB305

•	At 4.5 months following autologous transplant subject 1 had a total hemoglobin of 10.1 g/dL of which 6.6 g/dL was therapeutic betaAT87Q-globin, and at 2 months post-transplant subject 2 had a total hemoglobin of 11.6 g/dL of which 4.2 g/dL was betaAT87Q-globin

•	Subjects 1 and 2 received their last blood transfusion on day 10 and 12, respectively, post-transplant and both subjects remain blood transfusion independent

•	Vector copy number in the drug product for subjects 1 and 2 were 1.5 and 2.1, respectively; multiple times higher than the drug product vector copy numbers reported in the prior LG001 Study (VCN 0.6 and 0.3 for Subjects 3 and 4, respectively)

•	No drug product related adverse events were reported, and the integration site analysis performed on subject 1 at the 3-month time point showed polyclonal reconstitution.

We anticipate reporting additional data from the HGB-205 Study and from our ongoing Northstar Study in late 2014.

Conference Call and Webcast

bluebird bio will host a conference call at 8:00 am EDT on Monday, June 16, 2014 to discuss the initial results from its HGB-205 Study. Investors may listen to the webcast of the conference call live on the “Calendar of Events” section of bluebird bio’s website, www.bluebirdbio.com. Alternatively, investors may listen to the call by dialing: (844) 825-4408 from locations in the U.S. and (315) 625-3227 from outside the U.S. The webcast replay will be available for at least 72 hours following the call.

About beta-thalassemia

Beta-thalassemia major is a rare hereditary blood disorder caused by a genetic abnormality of the beta globin gene resulting in defective red blood cells. Symptoms of beta-thalassemia include severe anemia and splenomegaly. It is estimated that about 288,000 patients with beta-thalassemia are alive, of which an estimated 15,000 live in the United States and Europe. The majority of beta-thalassemia patients have beta-thalassemia major.

About the HGB-205 Study

The phase 1/2 study is designed to evaluate the safety and efficacy of LentiGlobin BB305 drug product in the treatment of subjects with beta-thalassemia major and severe sickle cell disease. The study is designed to enroll up to seven subjects. Subjects will be followed to evaluate safety and blood transfusion requirements post-transplant. In sickle cell disease patients only, efficacy will also be measured based on the number of vaso-occlusive crises or acute chest syndrome events.

For more information on the HGB-205 Study, please visit www.clinicaltrials.gov using identifier NCT02151526.

About bluebird bio, Inc.

bluebird bio is a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases. bluebird bio has two clinical-stage programs in development. The most advanced product candidate, Lenti-D, is in a recently-initiated phase 2/3 study, the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy (CCALD), a rare, hereditary neurological disorder affecting young boys. The next most advanced product candidate, LentiGlobin, is currently in two phase 1/2 studies, one in the US (the Northstar Study) and one in France (HGB-205), for the treatment of beta-thalassemia major. The phase 1/2 HGB-205 study also allows enrollment of patient(s) with sickle cell disease, and bluebird bio is planning a separate U.S. sickle cell disease trial (HGB-206).

bluebird bio also has an early-stage chimeric antigen receptor-modified T cell (CAR-T) program for oncology in collaboration with Celgene Corporation.

bluebird bio has operations in Cambridge, Massachusetts and Paris, France. For more information, please visit www.bluebirdbio.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential efficacy and safety of the Company’s LentiGlobin product candidate, the Company’s plans with respect to LentiGlobin and its other product candidates and anticipated clinical and business milestones and announcements for 2014. In addition it should be noted that the data for LentiGlobin announced from the HGB-205 study at the EHA Congress are preliminary in nature and the HGB-205 trial is not completed. These data may not continue for these subjects or be repeated or observed in ongoing or future studies involving our LentiGlobin product candidate, including the HGB-205 Study, the Northstar Study or the HGB-206 study in sickle cell disease. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the preliminary results from our clinical trials will not continue or be repeated in our ongoing clinical trials, the risk that previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in the Company’s clinical studies, the risk that our collaboration with Celgene will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

Investors and others should note that we communicate with our investors and the public using our company website (www.bluebirdbio.com), our investor relations website (http://www.bluebirdbio.com/investor-splash.html), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. You can also connect with us on Twitter @bluebirdbio, LinkedIn or our YouTube channel. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in bluebird bio to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include other social media channels than the ones described above. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investor Relations:

Richard E. T. Smith, Ph.D.

bluebird bio, Inc

(339) 499-9382

Media Contact:

Dan Budwick

Pure Communications, Inc.

(973) 271-6085